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IVIVI


EXHIBIT 99.1

     IVIVI TECHNOLOGIES REPORTS FISCAL FIRST QUARTER 2008 FINANCIAL RESULTS;
                             REVENUES INCREASE 112%

NORTHVALE, NJ - AUGUST 14, 2007 - Ivivi Technologies, Inc. (AMEX:II), a leader in non-invasive, electrotherapeutic technologies, today announced financial results for its fiscal first quarter ended June 30, 2007.

For the fiscal first quarter ended June 30, 2007, total revenue grew 112% to $460,999 from $217,419 for the quarter ended June 30, 2006. Revenues were primarily driven by the sale of the Company's products to distributors and into medical facilities, and through our direct sales force into rental programs in the wound care market. Unit sales increased to $286,400 in the quarter, up 1677% from $16,115 in the first quarter of fiscal 2007. Rental revenue was $158,974 in the first quarter of fiscal 2008 compared to rental revenue was $201,304 for the same period of fiscal 2007. The Company also recorded licensing fee revenue of $15,625 in the fiscal first quarter related to the initial milestone payment received from Allergan and amortized over the initial term of our agreement with Allergan. The Company had a net loss of $1,412,608, or $0.15 per share, for the fiscal first quarter compared to a net loss of $1,877,958, or $0.40 per share, for the year ago period, which included $853,666 of interest and finance costs that did not impact the current quarter.

On June 30, 2007, Ivivi Technologies had cash and cash equivalents of approximately $7.0 million, no outstanding long term debt and 9,596,908 common shares outstanding.

"We remain committed to our strategy to demonstrate the efficacy and broad potential of our proprietary PEMF technology while utilizing partners for marketing and selling activities," commented Andre' A. DiMino, Vice Chairman and Co-Chief Executive Officer. "The August 2007 journal PLASTIC AND RECONSTRUCTIVE SURGERY provided additional evidence that our technology can increase tensile strength using a standard wound model in animals. While this study demonstrated the ability of our non-invasive technology to help improve patient outcomes by strengthening wounds at an earlier stage in the recovery period, 59% in 21 days, it also demonstrated our ability to fine-tune the configuration of PEMF signals to help achieve a more precise signal for specific indications, which we hope will have positive implications to additional target markets."

"Beyond the aesthetic and bariatric surgery markets, where we have partnered with Allergan, we are in discussions with potential partners for markets including wound care and others and have, as previously announced, retained

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IVIVI TECHNOLOGIES, INC.
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Jefferies & Company, Inc. as our financial advisor to provide assistance pursuing strategic partners with marketing and distribution channels for our products as well as advise us on financings and business strategy," added Mr. DiMino.

David Saloff, President and Co-Chief Executive Officer added, "Partnerships remain key to the acceleration we are hoping to achieve in sales as we move through fiscal 2008 and beyond. Allergan, our worldwide distribution partner in the aesthetic and bariatric surgery markets, is continuing with their premarketing launch activities. A great deal has been accomplished over the last several months including final product design and packaging, as well as the development of marketing and sales force materials. The product launch is anticipated by our fiscal year end. We believe the launch will serve to expand the knowledge base for our technology and provide added validation of its efficacy. We also remain on track to file a 510(k) application by calendar year end for both a prescription and over-the-counter pain relief product as a non-pharmacologic alternative to pain relievers such as non-steroidal anti-inflammatory drugs for inflammatory conditions."

Management will discuss the Company's results for its fiscal first quarter ended June 30, 2007, during a conference call scheduled for today, Tuesday, August 14, 2007 at 4:30 pm ET. Shareholders and other interested parties may participate in the conference call by dialing (877) 407-0782 approximately 5 to 10 minutes before the beginning of the call. International callers should dial (201) 689-8567. If you are unable to participate, a replay of the call will be available until midnight on August 28, 2007 by dialing (877) 660-6853 and using pass code # 286 and conference ID # 251433. International callers should dial
(201) 612-7415 and use the pass codes listed above. The call will also be broadcast live on the Internet at www.InvestorCalendar.com and on the Investor Relations section of the Company's website www.ivivitechnologies.com.


ABOUT IVIVI TECHNOLOGIES, INC.
Based in Northvale, NJ, Ivivi Technologies, Inc. is a medical technology company focusing on designing, developing and commercializing its proprietary electrotherapeutic technology platform. Ivivi's research and development activities are focused specifically on pulsed electromagnetic field, or PEMF, technology, which, by creating a therapeutic electrical current in injured soft tissue, stimulates biochemical and physiological healing processes to help repair the injured tissue and reduce related pain and inflammation. The Company's Electroceuticals(TM) have been used in non-invasive treatments for a wide array of conditions, including chronic wounds, pain and edema following plastic and reconstructive surgery and chronic inflammatory disorders.

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IVIVI TECHNOLOGIES, INC.
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FORWARD-LOOKING STATEMENTS
This release contains "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including those related to our cardiac study at the Cleveland Clinic, strategic partnerships and future sales. Forward-looking statements reflect management's current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, the Company's limited operating history, history of significant and continued operating losses and substantial accumulated earnings deficit, difficulties with its financial accounting controls, the failure of the market for the Company's products to continue to develop, the inability for customers to receive third party reimbursement, the inability to obtain additional capital, the inability to protect the Company's intellectual property, the loss of any executive officers or key personnel or consultants, competition, changes in the regulatory landscape or the imposition of regulations that affect the Company's products and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's Form 10-KSB for the fiscal year ended March 31, 2007. The Company assumes no obligation to update the information contained in this press release.

INVESTOR RELATIONS CONTACT:                   PUBLIC RELATIONS CONTACT:
---------------------------                   -------------------------
Cameron Associates                            Avalanche Strategic Communications
Alison Ziegler or Lester Rosenkrantz;         Denyse Dabrowski
212-554-5469                                  201-488-0049  Mobile: 201-916-7122
ALISON@CAMERONASSOC.COM                       DENYSE@AVALANCHEPR.COM

Deanne Eagle for Media
212-554-5463
DEANNE@CAMERONASSOC.COM


                          -FINANCIAL TABLES TO FOLLOW-

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IVIVI TECHNOLOGIES, INC.
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                            IVIVI TECHNOLOGIES, INC.
                            STATEMENTS OF OPERATIONS


                                                       Three Months Ended
                                                            June 30,
                                                          (unaudited)
                                                 -------------------------------
                                                     2007              2006
                                                 -----------        -----------
Revenues:
  Sales                                          $   286,400        $    16,115
  Rentals                                            158,974            201,304
  Licensing                                           15,625                 --
                                                 -----------        -----------
                                                     460,999            217,419
                                                 -----------        -----------

Expenses:
  Cost of goods sold                                  71,597             14,134
  Cost of rental revenue                              15,442             27,573
  Depreciation and amortization                       16,278              2,436
  Research and development                           358,171            269,729
  Sales and marketing                                400,274            220,493
  General and administrative                         761,697            466,643
  Share based compensation                           331,533            218,413
                                                 -----------        -----------
Total operating expenses                           1,954,992          1,219,421
                                                 -----------        -----------
Loss from operations                              (1,493,993)        (1,002,002)

Change in fair value of warrant and
   registration rights liabilities                        --            (25,827)
Interest income                                       81,385              3,537
Interest and finance costs                                --           (853,666)
                                                 -----------        -----------


Loss before provision for income taxes            (1,412,608)        (1,877,958)

Income taxes                                              --                 --
                                                 -----------        -----------
Net loss                                         $(1,412,608)       $(1,877,958)
                                                 ===========        ===========
Net loss per share, basic and diluted            $     (0.15)       $     (0.40)
                                                 ===========        ===========
Weighted average shares outstanding                9,580,642          4,745,000
                                                 ===========        ===========


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IVIVI TECHNOLOGIES, INC.
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                            IVIVI TECHNOLOGIES, INC.
                                  BALANCE SHEET

                                               June 30, 2007      March 31, 2007
                                                ------------       ------------
                                                (unaudited)          (audited)
Current assets
  Cash and cash equivalents                     $  6,996,348       $  8,310,697
  Accounts receivable, net                           336,357            224,349
  Inventory, finished goods                          189,877            236,735
  Prepaid expenses                                    65,137            154,730
                                                ------------       ------------
Total current assets                               7,587,719          8,926,511

Property and equipment, net                          133,197             46,040
Equipment in use and under rental, net                76,036             60,096
Intangible assets, net                               344,581            270,826
                                                ------------       ------------

Total assets                                    $  8,141,533       $  9,303,473
                                                ============       ============

Current liabilities:
  Accounts payable and accrued expenses              910,276       $  1,005,975
  Advances payable - affiliates                       35,285             36,657
                                                ------------       ------------
Total current liabilities                            945,561          1,042,632

Deferred revenue                                     458,333            473,958
                                                ------------       ------------
Total liabilities                                  1,403,894          1,516,590

Stockholders' equity:
  Common stock                                    20,953,985         20,922,154
  Additional paid-in capital                      10,908,644         10,577,111
  Accumulated deficit                            (25,124,990)       (23,712,382)
                                                ------------       ------------
Total stockholders' equity                         6,737,639          7,786,883
                                                ------------       ------------

Total liabilities and stockholders' equity      $  8,141,533       $  9,303,473
                                                ============       ============

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